As filed with the Securities and Exchange Commission on August 26, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(770) 381-1000

(Address of Principal Executive Offices)

Primerica, Inc. 2010 Omnibus Incentive Plan

(Full title of the plan)

Peter W. Schneider, Esq.

Executive Vice President, General Counsel and Secretary

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Name and Address of Agent For Service)

(770) 381-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Primerica, Inc. 2010 Omnibus Incentive Plan: Common Stock, par value $0.01 per share	2,000,000 shares	$19.60	$39,200,000	$4552

(1)	The securities to be registered include shares of common stock and options and rights to acquire common stock.
(2)	Includes an indeterminate number of additional shares that may be offered and issued under the Primerica, Inc. 2010 Omnibus Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended.
(3)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the proposed maximum aggregate offering price and the amount of registration fee. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on August 19, 2011.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating to this registration statement is a combined prospectus relating also to Registration Statement on Form S-8 (File No. 333-165834), filed by the registrant on April 1, 2010.

NOTE

This Registration Statement on Form S-8 is being filed to register an additional 2,000,000 shares of common stock, par value $0.01 per share, of Primerica, Inc. (“Primerica”) issuable pursuant to the Primerica, Inc. 2010 Omnibus Incentive Plan. Pursuant to General Instruction E to Form S-8, Primerica hereby incorporates by reference into this Registration Statement on Form S-8 the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its Registration Statement on Form S-8 (File No. 333-165834) filed on April 1, 2010.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interest of Named Experts and Counsel.

Peter W. Schneider, Executive Vice President and General Counsel of Primerica, is rendering an opinion regarding the legality of the common stock. As an employee of Primerica, Mr. Schneider has received grants under the Primerica Inc. 2010 Omnibus Incentive Plan consisting of 135,655 shares of restricted common stock and is eligible to receive future grants thereunder. Effective August 1, 2011, Mr. Schneider beneficially owned 127,742 shares of common stock.

Item 8. Exhibits.

The list of exhibits set forth in the Exhibit Index following the signature page is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Primerica, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 26, 2011.

PRIMERICA, INC.

By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President, General Counsel, Secretary and Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of August, 2011.

Signature	Title

/s/ D. Richard Williams D. Richard Williams	Co-Chief Executive Officer and Chairman of the Board of Directors (co-principal executive officer)

/s/ John A. Addison, Jr. John A. Addison, Jr.	Co-Chief Executive Officer and Director (co-principal executive officer)

/s/ Alison S. Rand Alison S. Rand	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Joel M. Babbit Joel M. Babbit	Director

/s/ P. George Benson P. George Benson	Director

/s/ Michael E. Martin Michael E. Martin	Director

/s/ Mark Mason Mark Mason	Director

/s/ Robert F. McCullough Robert F. McCullough	Director

/s/ Barbara A. Yastine Barbara A. Yastine	Director

/s/ Daniel Zilberman Daniel Zilberman	Director

EXHIBIT INDEX

Exhibit No.	Document

4.1	Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to Primerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (Commission File No. 001-34680).)

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to Primerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (Commission File No. 001-34680).)

5.1	Legal opinion of Peter W. Schneider.

23.1	Consent of KPMG LLP.

23.2	Consent of Peter W. Schneider (included in Exhibit 5.1).

99.1	Primerica, Inc. 2010 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.14 to Primerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (Commission File No. 001-34680).)

99.2	Primerica, Inc. Amended and Restated 2010 Omnibus Incentive Plan dated May 18, 2011.

99.3	Form of Restricted Stock Award Agreement under the Primerica, Inc. Amended and Restated 2010 Omnibus Incentive Plan.

99.4	Form of Director Restricted Stock Award Agreement under the Primerica, Inc. Amended and Restated 2010 Omnibus Incentive Plan.

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